   As filed with the Securities and Exchange Commission on October 18, 1995
                                                            Registration No. 33-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          __________________________

                            ALPHA INDUSTRIES, INC.
           -------------------------------------------------------
            (Exact name of registrant as specified in its charter)

       DELAWARE                                             04-2302115
 ----------------------------               -----------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                  20 SYLVAN ROAD, WOBURN, MASSACHUSETTS 01801
              --------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

                            ALPHA INDUSTRIES, INC.
                         1986 LONG-TERM INCENTIVE PLAN
                         -----------------------------
                           (Full title of the plan)

                         MR. MARTIN J. REID, PRESIDENT
                            ALPHA INDUSTRIES, INC.
                  20 SYLVAN ROAD, WOBURN, MASSACHUSETTS 01801
                  -------------------------------------------
                    (Name and address of agent for service)

                                (617) 935-5150
        --------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

===========================================================================================
        Title of
       Securities            Amount        Proposed Maxi-     Proposed Maxi-     Amount of
         to be                to be         mum Offering       mum Aggregate     Registra-
       Registered          Registered    Price Per Share(1)  Offering Price(1)    tion Fee
-----------------------------------------------------------------------------------
Common Stock
$.25 par value               250,000(2)       $16.31         $4,077,500          $1,406.03

Rights to
Purchase Com-
mon Stock(3)                 250,000(2)        0(4)               0(4)              0(4)

Total Registration Fee                                                           $1,406.03

                           (footnotes on next page)
================================================================================
This Registration Statement relates to the registration of additional securities of the same class as other securities for which a Registration Statement on this Form relating to an employee benefit plan is effective. Pursuant to General Instruction E of Form S-8, the contents of the Registrant's Registration Statements on Form S-8 (Registration Nos. 33-11356 and 33-47901) are hereby incorporated herein by reference.

    (1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933, on the basis of the average high and low prices for the Registrant's Common Stock on October 17, 1995, as reported by the American Stock Exchange, Inc.

    (2) Such presently indeterminable number of additional shares of Common Stock and Rights (see Note 3 below) are registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar changes in the Common Stock.

    (3) On November 20, 1986, the Board of Directors of the Registrant declared a dividend distribution of one right (the "Rights") for each outstanding share of Common Stock. The 250,000 Rights registered hereby consist of 250,000 Rights which may be issued with shares of Common Stock issuable upon exercise of options granted or to be granted under the Registrant's 1986 Long-Term Incentive Plan.

    (4) The Rights are not separately transferable apart from the Common Stock, nor are they exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the Rights.

--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Exhibits.
         --------

      (5)  Opinion regarding legality.

               (a)  Legal Opinion of Brown, Rudnick, Freed & Gesmer.

      (24) Consent of experts and counsel

               (a)  Consent of Independent Auditors.

               (b) Consent of Brown, Rudnick, Freed & Gesmer is contained within their legal opinion filed as Exhibit (5)(a) hereof.

      (99) Registrant's 1986 Long-Term Incentive Plan, as amended.

____________________

                                  SIGNATURES

                                THE REGISTRANT
                                --------------

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Woburn, Commonwealth of Massachusetts on the 17th day of October, 1995.


                             Alpha Industries, Inc.
                               (Registrant)

                             BY:  /s/Martin J. Reid
                                  ------------------------------
                                Martin J. Reid, President and
                                Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

       Signature                 Title                   Date
       ---------                 -----                   ----

/s/George S. Kariotis            Director                October 17, 1995
-----------------------
George S. Kariotis


/s/Arthur Pappas                 Director                October 17, 1995
-----------------------
Arthur Pappas


/s/Martin J. Reid                Director, President     October 17, 1995
-----------------------
Martin J. Reid                   and Chief Executive
                                 Officer (Principal
                                 Executive Officer)

/s/Raymond Shamie                Director                October 17, 1995
-----------------------
Raymond Shamie


/s/Sidney Topol                  Director                October 17, 1995
-----------------------
Sidney Topol


/s/David Aldrich                 Senior Vice President   October 17, 1995
-----------------------
David Aldrich                    and Chief Financial
                                 Officer (Principal
                                 Financial Officer)

/s/Paul E. Vincent               Controller (Principal   October 17, 1995
-----------------------
Paul E. Vincent                  Accounting Officer)

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin J. Reid and David Aldrich, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in- fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Signature                 Title                   Date
          ---------                 -----                   ----

/s/George S. Kariotis               Director                October 17, 1995
----------------------------------
George S. Kariotis


/s/Arthur Pappas                    Director                October 17, 1995
----------------------------------
Arthur Pappas


/s/Martin J. Reid                   Director, President     October 17, 1995
----------------------------------
Martin J. Reid and Chief Executive  Officer (Principal
                                    Executive Officer)



/s/Raymond Shamie                   Director                October 17, 1995
----------------------------------
Raymond Shamie


/s/Sidney Topol                     Director                October 17, 1995
----------------------------------
Sidney Topol


/s/David Aldrich                    Senior Vice President   October 17, 1995
----------------------------------
David Aldrich                       and Chief Financial
                                    Officer (Principal
                                    Financial Officer)


/s/Paul E. Vincent                  Controller (Principal   October 17, 1995
----------------------------------
Paul E. Vincent                     Accounting Officer)

                                 EXHIBIT INDEX
                                 -------------


EXHIBIT NO.                                                    PAGE NO.
-----------                                                    -------

    (5)  Opinion regarding legality.

             (a)  Legal Opinion of Brown, Rudnick, Freed & Gesmer.

    (24) Consent of experts and counsel

             (a)  Consent of Independent Auditors.

             (b) Consent of Brown, Rudnick, Freed & Gesmer is contained within their legal opinion filed as Exhibit (5)(a) hereof.

    (99) Registrant's 1986 Long-Term Incentive Plan, as amended.

                                       1